Exhibit 10.1

Execution Version

EQUITY RESTRUCTURING AGREEMENT

by and among

CrossAmerica GP LLC,

Dunne Manning CAP Holdings II LLC,

and

CrossAmerica Partners LP

dated as of

January 15, 2020

TABLE OF CONTENTS

Article I3

1.1.Certain Defined Terms3

1.2.Other Definitional Provisions6

1.3.Headings6

1.4.Other Terms6

Article II6

2.1.Time of Closing6

2.2.Restructuring of the Incentive Distribution Rights6

2.3.Evidencing Conversion7

2.4.Consent, Approval and Agreement of General Partner and DM Holdings II7

2.5.Conduct Pending Closing7

Article III7

3.1.Organization, Good Standing and Authorization7

3.2.Enforceability8

3.3.No Conflicts8

3.4.Consents, Approvals, Authorizations and Governmental Regulations8

3.5.Title to Incentive Distribution Rights8

3.6.Litigation9

3.7.Broker’s or Finder’s Fees9

3.8.Disclaimers and Acknowledgements9

3.9.Ownership of Common Units9

3.10.Investment Intent9

3.11.Management Projections9

3.12.No Other Representations or Warranties10

Article IV10

4.1.Organization, Good Standing and Authorization10

4.2.Enforceability10

4.3.Validly Issued Restructuring Common Units10

4.4.No Conflicts10

4.5.Consents, Approvals, Authorizations and Governmental Regulations11

4.6.Litigation11

4.7.Disclaimers and Acknowledgements11

4.8.Broker’s or Finder’s Fees11

4.9.No Other Representations or11

Article V11

5.1.Agreed Tax Treatment11

5.2.Tax Representations and Covenants12

Article VI12

6.1.Conditions to Closing of the General Partner and DM Holdings II12

6.2.Conditions to Closing of CAPL13

Article VII13

7.1.Termination.13

7.2.Procedure and Effect of Termination14

Article VIII14

8.1.Expenses14

8.2.Further Assurances15

8.3.Assignment15

8.4.Entire Agreement, Amendments and Waiver15

8.5.Severability15

8.6.Counterparts15

8.7.Governing Law, Dispute Resolution15

8.8.Notices and Addresses17

8.9.Press Releases18

8.10.Third Party Beneficiaries18

8.11.Negotiated Transaction18

8.12.Action by CAPL18

EQUITY RESTRUCTURING AGREEMENT

This EQUITY RESTRUCTURING AGREEMENT (this “Agreement”), dated as of January 15, 2020, is entered into by and among CrossAmerica GP LLC (f/k/a Lehigh Gas GP, LLC), a Delaware limited liability company (the “General Partner”), Dunne Manning CAP Holdings II LLC, a Delaware limited liability company (“DM Holdings II”), and CrossAmerica Partners LP (f/k/a Lehigh Gas Partners LP), a publicly traded Delaware limited partnership (“CAPL”). The General Partner, DM Holdings II and CAPL are sometimes referred to herein collectively as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the General Partner is the general partner of CAPL and is indirectly wholly owned by Dunne Manning Partners, LLC;

WHEREAS, Dunne Manning Partners, LLC is the 100% owner of DM Holdings II;

WHEREAS, (1) pursuant to the Merger, Contribution, Conveyance and Assumption Agreement, dated as of October 30, 2012, among CAPL and the parties thereto, CAPL issued 100% of the Incentive Distribution Rights (as defined below) to the General Partner; (2) in accordance with Section 4.5(e) of the Existing CAPL Partnership Agreement (as defined below), the General Partner in March of 2013 transferred 85% of the Incentive Distribution Rights to The 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust”) and 15% of the Incentive Distribution Rights to The 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr., (the “Reilly Trust”); (3) the Topper Trust and the Reilly Trust transferred their respective Incentive Distribution Rights to CST Brands Holdings, LLC, a Delaware limited liability company (“CST Brands”), pursuant to that certain IDR Purchase Agreement dated August 6, 2014; and (4) CST Brands transferred all of the Incentive Distribution Rights to DM Holdings II pursuant to that certain Securities Purchase Agreement dated November 19, 2019;

WHEREAS, DM Holdings II currently owns all of the Incentive Distribution Rights, which entitle DM Holdings II to certain distribution rights and other rights pursuant to the Existing CAPL Partnership Agreement;

WHEREAS, on the terms and subject to the conditions hereof, the Incentive Distribution Rights will be cancelled and will be converted into 2,528,673 newly-issued Common Units (as defined below) (the “Restructuring Common Units”) to be issued by CAPL to DM Holdings II (the “Consideration”);

WHEREAS, the Conflicts Committee (as defined below) has (1) received an opinion on or about the date hereof from Evercore Group L.L.C., the financial advisor to the Conflicts Committee, that, as of the date of such opinion and subject to the assumptions and factors set forth therein, the Consideration to be paid by CAPL pursuant to this Agreement is fair, from a financial point of view, to CAPL and the holders of Common Units, other than the General Partner, DM Holdings II, any member of the board of directors of the General Partner and their respective Affiliates (the “Public Common Unitholders”), (2) by unanimous vote, in good faith, determined that this Agreement, the Revised CAPL Partnership Agreement (as defined below) and the transactions contemplated hereby and thereby are in the best interests of CAPL and the Public

Common Unitholders, (3) by unanimous vote, in good faith, approved this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby and such approval constituted “Special Approval” for all purposes under the Existing CAPL Partnership Agreement and (4) recommended that the Board of Directors (as defined below) approve this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby;

WHEREAS, following the receipt of the Conflicts Committee’s recommendation referenced above, the Board of Directors has determined that this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby are in the best interests of CAPL and the Public Common Unitholders and has authorized and approved this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby;

WHEREAS, the General Partner, without the approval of any Limited Partner (as defined below), may amend any provision of the Existing CAPL Partnership Agreement pursuant to Section 13.1(d)(i) of the Existing CAPL Partnership Agreement to reflect a change that the General Partner determines does not adversely affect the Limited Partners (including any particular class of Partnership Interests (as defined below) as compared to other classes of Partnership Interests) in any material respect;

WHEREAS, the General Partner has determined that the changes to the Existing CAPL Partnership Agreement to be effected by the adoption of the Revised CAPL Partnership Agreement do not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect;

WHEREAS, in accordance with Sections 13.3(b) and 13.3(c) of the Existing CAPL Partnership Agreement, the General Partner, in its individual capacity and as the sole holder of the General Partner Interest, and DM Holdings II, in its capacity as the sole holder of the Incentive Distribution Rights, have consented to and approved the amendment and restatement of the Existing CAPL Partnership Agreement in the form attached as Exhibit A hereto;

WHEREAS, Dunne Manning Partners LLC as the 100% owner of DM Holdings II has determined that this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby are in the best interest of DM Holdings II; and

WHEREAS, in accordance with Section 5.6 of that certain Limited Liability Company Agreement of the General Partner, dated as of December 2, 2011, as amended by the First Amendment thereto, dated as of October 1, 2014, Lehigh Gas GP Holdings, LLC, as the sole member of the GP, has approved this Agreement, the Revised CAPL Partnership Agreement and the transactions contemplated hereby and thereby.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

Article I

CERTAIN DEFINITIONS

1.1.Certain Defined Terms. Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings given such terms as is set forth below.

“Affiliate” means, when used with respect to a specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person as of the time or for the time periods during which such determination is made. For purposes of this definition “control”, when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agreed Tax Treatment” has the meaning set forth in Section 5.1.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Business Day” means any day, other than Saturday and Sunday, on which federally-insured commercial banks in the Commonwealth of Pennsylvania are generally open for business and capable of sending and receiving wire transfers.

“Capital Account” has the meaning set forth in the Existing CAPL Partnership Agreement.

“CAPL” has the meaning set forth in the preamble.

“Carrying Value” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Claim” means any written demand, claim or notice by a Third Person of noncompliance or violation or Proceeding.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” means the U.S. Internal Revenue Code of 1986.

“Common Unit” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Conflicts Committee” means Conflicts Committee of the Board of Directors that is a “Conflicts Committee” within the meaning given such term in the Existing CAPL Partnership Agreement.

“Consideration” has the meaning set forth in the recitals.

“CST Brands” has the meaning set forth in the recitals.

“Dispute” means any dispute, claim, counterclaim, demand, cause of action, controversy or other matter in question arising out of or relating to this Agreement, or the alleged breach hereof,

or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement, regardless of whether (a) allegedly extra-contractual in nature, (b) sounding in contract, tort or otherwise, (c) provided for by applicable Law or otherwise, or (d) seeking damages or any other relief, whether at law, in equity or otherwise.

“DM Holdings II” has the meaning set forth in the recitals.

“Exhibits” means the exhibits attached to and made a part of this Agreement.

“Existing CAPL Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP, dated as of October 30, 2012, as amended by that certain First Amendment to First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP, dated as of October 1, 2014, as further amended by that certain Second Amendment to First Amended and Restated Agreement of Limited Partnership of CrossAmerica Partners LP, dated as of December 3, 2014, and as further amended by that certain Third Amendment to First Amended and Restated Agreement of Limited Partnership of Cross America Partners LP, dated effective as of January 1, 2018.

“Financial Projections” means the financial projections and supplemental materials prepared by the General Partner’s management and delivered by the General Partner on December 5, 2019 for use of the Conflicts Committee, as supplemented by the Five Year Plan dated December 5, 2019 prepared by the General Partner’s management and reviewed with the Board of Directors on December 5, 2019 and subsequently delivered on December 11, 2019 for use of the Conflicts Committee.

“General Partner” has the meaning set forth in the preamble.

“General Partner Interest” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Governmental Authority” means (a) the United States or any state or political subdivision thereof within the United States and (b) any court or any governmental or administrative department, commission, board, bureau or agency of the United States or of any state or political subdivision thereof within the United States.

“Incentive Distribution Rights” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Knowledge of the General Partner” shall mean the actual knowledge of the following individual after reasonable inquiry: Charles M. Nifong, President and CEO of the General Partner.

“Law” means any applicable statute, law (including common law), regulation, rule, ruling, ordinance, order, restriction, requirement, writ, judgment, injunction, decree or other official act of or by any Governmental Authority.

“Lien” means any lien, mortgage, easement, pledge, claim, charge, security interest or other encumbrance, option or defect on title.

“Limited Partner” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Order” has the meaning set forth in Section 6.1(b).

“Partnership Interest” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means any natural person, corporation, company, partnership (general or limited), limited liability company, trust, joint venture, joint stock company, unincorporated organization, Governmental Authority, or other entity or association.

“Proceeding” means any action, suit, claim, investigation, review or other judicial or administrative proceeding, at Law or in equity, before or by any Governmental Authority or arbitration or other dispute resolution proceeding.

“Public Common Unitholders” has the meaning set forth in the recitals.

“Reilly Trust” has the meaning set forth in the recitals.

“Restructuring Common Units” has the meaning set forth in the recitals.

“Revised CAPL Partnership Agreement” has the meaning set forth in Section 2.2.

“Securities Act” means the Securities Act of 1933.

“Special Approval” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Tax” means any federal, state, local or foreign income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, real or personal property tax, transfer tax, gross receipts tax or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, any and all interest, fines, penalties, assessments, and additions to Tax resulting from, relating to, or incurred in connection with any of those or any contest or dispute thereof.

“Third Person” means any Person other than a Party or its Affiliates.

“Topper Trust” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Revised CAPL Partnership Agreement and any certificate, notice, filing or similar document related to any of the foregoing to be delivered at the Closing.

“Transfer Agent” has the meaning set forth in the Existing CAPL Partnership Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.2(c).

“Treasury Regulations” means the regulations promulgated under the Code.

1.2.Other Definitional Provisions. As used in this Agreement, unless expressly stated otherwise or the context requires otherwise, (a) all references to an “Article,” “Section,” or “subsection” shall be to an Article, Section, or subsection of this Agreement; (b) the words “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby,” or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof; (c) the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural; (d) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (e) the word “or” shall not be exclusive, unless the context in which such word appears dictates otherwise; (f) the word “day” or “days” means a calendar day or days, unless otherwise denoted as a Business Day; (g) any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder; (h) references herein to the “United States” mean the United States of America and its territories and possessions; and (i) all references to currency herein shall be to the lawful currency of the United States, unless otherwise specified.

1.3.Headings. The headings of the Articles and Sections of this Agreement and of the Exhibits are included for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof or thereof.

1.4.Other Terms. Other capitalized terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.

Article II

TRANSACTION; CLOSING

2.1.Time of Closing. On the terms and subject to the conditions set forth herein, (a) as soon as practicable after the record date in February of 2020 for the quarterly distribution payable on the Common Units with respect to the fourth quarter of 2019 and (b) after the last to be satisfied or waived of the conditions set forth in Article VI has been satisfied or waived, the Parties will consummate the transactions contemplated by this Agreement (the “Closing”) by taking the actions set forth in Sections 2.2 and 2.3.  The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

2.2.Restructuring of the Incentive Distribution Rights. Concurrently with and contingent upon the Closing, the General Partner shall cause the Existing CAPL Partnership Agreement to be amended and restated in its entirety (acting pursuant to its authority in Section 13.1(d) of the Existing CAPL Partnership Agreement) in the form set forth in Exhibit A attached hereto (as so amended and restated, the “Revised CAPL Partnership Agreement”). Immediately upon execution and delivery by the General Partner of the Revised CAPL Partnership Agreement at the Closing, (a) the Incentive Distribution Rights shall be automatically cancelled and converted into the Restructuring Common Units, (b) the General Partner shall continue as the general partner of CAPL and (c) CAPL shall continue without dissolution, in each case without any further action by any Party.

2.3.Evidencing Conversion. Immediately upon execution and delivery by the General Partner of the Revised CAPL Partnership Agreement at the Closing, CAPL shall direct the Transfer

Agent for its Common Units to reflect on its records the issuance of the Restructuring Common Units to DM Holdings II in order to reflect the conversion pursuant to Section 2.2.

2.4.Consent, Approval and Agreement of General Partner and DM Holdings II.

(a) In accordance with Sections 13.3(b) and 13.3(c) of the Existing CAPL Partnership Agreement, in its individual capacity and as the sole holder of the General Partner Interest, the General Partner hereby consents to and approves the amendment and restatement of the Existing CAPL Partnership Agreement in the form attached hereto as Exhibit A.

(b)In accordance with Sections 13.3(b) and 13.3(c) of the Existing CAPL Partnership Agreement, in its individual capacity as the sole holder of the Incentive Distribution Rights, DM Holdings II hereby consents to and approves the amendment and restatement of the Existing CAPL Partnership Agreement in the form attached hereto as Exhibit A.

2.5.Conduct Pending Closing.  Except in connection with the transactions contemplated herein or any of the transactions contemplated in any other Transaction Document, between the date hereof and the Closing Date, DM Holdings II shall not, directly or indirectly, sell, assign, transfer, distribute, contribute or otherwise dispose of, or permit a modification of, the Incentive Distribution Rights, or cause or permit any Lien to exist on the Incentive Distribution Rights.  Except in connection with the transactions contemplated herein or any of the transactions contemplated in any other Transaction Document, between the date hereof and the Closing Date, the General Partner shall not amend, or consent to the amendment of, the Existing CAPL Partnership Agreement.

Article III

REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER AND DM HOLDINGS II

The General Partner and DM Holdings II represent and warrant to CAPL on the date hereof and on the Closing Date as follows:

3.1.Organization, Good Standing and Authorization. Each of the General Partner and DM Holdings II is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. The execution and delivery of this Agreement and each other Transaction Document to which the General Partner and DM Holdings II, as applicable, is or will be a party and the consummation by the General Partner and DM Holdings II, as applicable, of the transactions contemplated hereby and thereby have been (or will be, prior to the execution and delivery thereof) duly and validly authorized by all necessary limited liability company action by the General Partner and DM Holdings II, as applicable. This Agreement and each other Transaction Document to which the General Partner and DM Holdings II, as applicable, is or will be a party has been or will be duly executed and delivered by the General Partner and DM Holdings II, as applicable. Each of the General Partner and DM Holdings II has all requisite limited liability company power and authority to enter into this Agreement and each other Transaction Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby.

3.2.Enforceability. This Agreement constitutes, and upon execution of and delivery by DM Holdings II of the other Transaction Documents to which DM Holdings II is or will be a party, such Transaction Documents will constitute, valid and binding obligations of DM Holdings II, enforceable against DM Holdings II in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and general principles of equity. This Agreement constitutes, and upon execution of and delivery by the General Partner of the other Transaction Documents to which the General Partner is or will be a party, such Transaction Documents will constitute, valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and general principles of equity.

3.3.No Conflicts. The execution, delivery and performance by each of the General Partner and DM Holdings II of this Agreement and each other Transaction Document, as applicable, to which it is or will be a party and the consummation of the transactions contemplated hereby or thereby will not:

(a)conflict with, constitute a breach, violation or termination of, give rise to any Lien, right of termination, cancellation or acceleration of or result in the loss of any right or benefit under, any agreement to which the General Partner or DM Holdings II, as applicable, is or will be a party, including the Existing CAPL Partnership Agreement;

(b)conflict with or violate the limited liability company agreement currently in effect for each of the General Partner and DM Holdings II; or

(c)violate any Law applicable to DM Holdings II or the General Partner;

except, in each case, as would not, individually or in the aggregate, prevent or materially delay or impair the ability of either of the General Partner or DM Holdings II to consummate the transactions contemplated by this Agreement or any other Transaction Document.

3.4.Consents, Approvals, Authorizations and Governmental Regulations. No material order, consent, waiver, permission, authorization or approval of, or exemption by, or the giving of notice to or the registration or filing with, any Third Person, is necessary for either the General Partner or DM Holdings II to execute, deliver and perform this Agreement or for either of the General Partner or DM Holdings II to execute, deliver and perform each other Transaction Document to which it is or will be a party.

3.5.Title to Incentive Distribution Rights. DM Holdings II has good and valid title to the Incentive Distribution Rights and, except as provided or created by the Existing CAPL Partnership Agreement, the Securities Act or other applicable securities Laws, the Incentive Distribution Rights are free and clear of any (a) restrictions on transfer, Liens, Claims, or Proceedings or (b) encumbrances, options, warrants, purchase rights, preemptive rights, contracts, commitments, equities or demands, to the extent any of the foregoing contain or create any right to acquire all or any right in or to the Incentive Distribution Rights.

3.6.Litigation. There is no injunction, restraining order or Proceeding pending against either of the General Partner or DM Holdings II that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

3.7.Broker’s or Finder’s Fees. No investment banker, broker, finder or other Person is entitled to any brokerage or finder’s fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of either of the General Partner or DM Holdings II or any of their respective Affiliates which is, or following the Closing would be, an obligation of CAPL or any of its subsidiaries (other than the fees and expenses of Evercore Group L.L.C., the financial advisor to the Conflicts Committee).

3.8.Disclaimers and Acknowledgements. EACH OF THE GENERAL PARTNER AND DM HOLDINGS II ACKNOWLEDGES THAT CAPL HAS NOT MADE, AND CAPL HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO CAPL OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN THE REPRESENTATIONS AND WARRANTIES IN ARTICLE IV AND SECTION 5.2(a) OF THIS AGREEMENT.

3.9.Ownership of Common Units.  Immediately following Closing, DM Holdings II, the General Partner and their respective Affiliates will own 17,434,239 Common Units.

3.10.Investment Intent. DM Holdings II is acquiring the Restructuring Common Units for its own account, and not with a view to, or for sale in connection with, the distribution thereof in violation of state or federal Law. DM Holdings II acknowledges that the Restructuring Common Units have not been registered under the Securities Act or the securities Laws of any state and that DM Holdings II has no obligation or right to register the Restructuring Common Units except as set forth in the Revised CAPL Partnership Agreement. Without such registration, the Restructuring Common Units may not be sold, pledged, hypothecated or otherwise transferred unless it is determined that such registration is not required. DM Holdings II, either itself or through its managers, officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Restructuring Common Units, and DM Holdings II, either through itself or through its managers, officers, employees or agents, has evaluated the merits and risks of the investment in the Restructuring Common Units.

3.11.Management Projections. The Financial Projections provided to the Conflicts Committee as part of the review in connection with this Agreement and the other Transaction Documents, were prepared and delivered in good faith and were materially consistent with the General Partner’s management’s expectations regarding the business of CAPL and its subsidiaries at the time they were prepared, and to the Knowledge of the General Partner, no event or circumstance has occurred since the time the Financial Projections were prepared that would materially change the Financial Projections in a manner adverse to CAPL which has not been disclosed to the Conflicts Committee.

3.12.No Other Representations or Warranties. Except for the representations and warranties contained in this Article III and Section 5.2(a), DM Holdings II makes no other express or implied representation or warranty with respect to the Incentive Distribution Rights or the transactions contemplated by this Agreement and the other Transaction Documents, and disclaims any other representations or warranties.

Article IV

REPRESENTATIONS AND WARRANTIES OF CAPL

CAPL hereby represents and warrants to DM Holdings II on the date hereof and on the Closing Date as follows:

4.1.Organization, Good Standing and Authorization. CAPL is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The execution and delivery of this Agreement and each other Transaction Document to which CAPL is or will be a party and the consummation by CAPL of the transactions contemplated hereby and thereby have been (or will be, prior to the execution and delivery thereof) duly and validly authorized by all necessary partnership action by CAPL. This Agreement and each other Transaction Document to which CAPL is or will be a party has been or will be duly executed and delivered by CAPL. CAPL has all requisite partnership power and authority to enter into this Agreement and each other Transaction Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to carry out the transactions contemplated hereby and thereby.

4.2.Enforceability. This Agreement constitutes, and upon execution and delivery of the other Transaction Documents to which CAPL is or will be a party, such Transaction Documents will constitute, valid and binding obligations of CAPL, enforceable against CAPL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting creditors’ rights generally and general principles of equity.

4.3.Validly Issued Restructuring Common Units. The Restructuring Common Units to be issued pursuant to Article II have been duly authorized for issuance and sale to DM Holdings II and are validly issued and fully paid (to the extent required under the Revised CAPL Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

4.4.No Conflicts. The execution, delivery and performance by CAPL of this Agreement and the other Transaction Documents to which CAPL is or will be a party and the consummation of the transactions contemplated hereby or thereby will not:

(a)conflict with, constitute a breach, violation or termination of, give rise to any Lien, right of termination, cancellation or acceleration of or result in the loss of any right or benefit under, any agreement to which CAPL is or will be a party;

(b)conflict with or violate the Existing CAPL Partnership Agreement, or result in the creation of a Lien on the Restructuring Common Units; or

(c)violate any Law applicable to CAPL;

except, in each case, as would not, individually or in the aggregate, prevent or materially delay or impair the ability of CAPL to consummate the transactions contemplated by this Agreement or any other Transaction Document.

4.5.Consents, Approvals, Authorizations and Governmental Regulations. No material order, consent, waiver, permission, authorization or approval of, or exemption by, or the giving of notice to or the registration or filing with, any Third Person, is necessary for CAPL to execute, deliver and perform this Agreement or the other Transaction Documents to which it is or will be a party.

4.6.Litigation. There is no injunction, restraining order or Proceeding pending against CAPL that restrains or prohibits the consummation of the transactions contemplated by this Agreement.

4.7.Disclaimers and Acknowledgements. CAPL ACKNOWLEDGES THAT DM HOLDINGS II AND THE GENERAL PARTNER HAS NOT MADE, AND DM HOLDINGS II HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO CAPL, THE INCENTIVE DISTRIBUTION RIGHTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN THE REPRESENTATIONS AND WARRANTIES IN ARTICLE III AND SECTION 5.2(a) OF THIS AGREEMENT.

4.8.Broker’s or Finder’s Fees. No investment banker, broker, finder or other Person is entitled to any brokerage or finder’s fee or similar commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of CAPL or any of its Affiliates which is, or following the Closing would be, an obligation of DM Holdings II or any of its Affiliates.

4.9.No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV and Section 5.2(a), CAPL makes no other express or implied representation or warranty with respect to CAPL or the transactions contemplated by this Agreement and the other Transaction Documents, and disclaims any other representations or warranties.

Article V

AGREED TAX TREATMENT

5.1.Agreed Tax Treatment. The Parties agree that the transactions contemplated by this Agreement will be reported for U.S. federal income tax purposes as set forth in this Section 5.1 (the “Agreed Tax Treatment”). Each Party shall, and shall cause its controlled Affiliates to, file all tax returns and other reports consistent with the Agreed Tax Treatment, unless required by Law to do otherwise.

(a)The transactions contemplated by this Agreement shall be treated as either (i) a transaction described in Section 721 of the Code in a manner consistent with Revenue Ruling 84-52, 1984-1 C.B. 157 or (ii) a readjustment of partnership items among existing partners of a partnership not involving a sale or exchange. As a result, (1) no taxable gain or loss will be recognized by CAPL or DM Holdings II and, (2) in the case of the existing

Public Common Unitholders owning Common Units, taxable gain will be reported only to the extent such Public Common Unitholder’s share of CAPL’s liabilities under Section 752 of the Code is decreased by an amount that is greater than such Public Common Unitholder’s adjusted tax basis in its Common Units.

(b)The transactions contemplated by this Agreement should result in an adjustment to the Capital Accounts of CAPL’s partners and the Carrying Values of CAPL’s properties in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

5.2.Tax Representations and Covenants.

(a)Each Party represents that it is not aware of any fact that is in existence on the date hereof, nor has it taken or agreed to take any action, that would reasonably be expected to prevent or impede the transactions contemplated by this Agreement from qualifying for the Agreed Tax Treatment.

(b)Each Party agrees to use its reasonable best efforts to cause the transactions contemplated by this Agreement to qualify for the Agreed Tax Treatment, including by not taking or failing to take any action which action or failure to act such Party knows is reasonably likely to prevent such qualification.

(c)The Parties anticipate that the transactions contemplated by this Agreement are exempt from or are otherwise not subject to any sales, use, transfer or similar Taxes (“Transfer Taxes”). If any Transfer Taxes are due or should hereafter become due (including penalties and interest thereon) by reason of any such transactions, such Transfer Taxes shall be borne one-half by CAPL and one-half by DM Holdings II, except that any interest, additions and penalties that arise as a result of a Person’s failure to timely and properly pay its portion of such Transfer Taxes shall be borne exclusively by such Person. The Parties will, and will cause their Affiliates to, cooperate in the preparation and filing of any Tax returns and other documentation with respect to Transfer Taxes.

Article VI

CONDITIONS

6.1.Conditions to Closing of the General Partner and DM Holdings II. The obligation of the General Partner and DM Holdings II to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law, in a written instrument executed and delivered by the General Partner and DM Holdings II:

(a)Compliance.  Each of the representations and warranties of CAPL contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) and the General Partner and DM Holdings II shall have received a certificate to such effect signed by or on behalf of CAPL. CAPL shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and the General Partner and DM Holdings II shall have received a certificate to such effect signed by or on behalf of CAPL.

(b)No Order. No litigation or other legal proceeding shall have been instituted or threatened, and no governmental or regulatory authority, including any federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, judgment, decree, injunction or other order (whether temporary, preliminary or permanent), which, in either case, is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or unenforceable in any material respect, or otherwise materially prohibits, restrains or hinders consummation of the transactions contemplated hereby or that challenges the validity or enforceability of this Agreement (collectively, an “Order”).

6.2.Conditions to Closing of CAPL.  The obligations of CAPL to consummate the transactions contemplated hereby at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law, in a written instrument executed and delivered by CAPL:

(a)Compliance. Each of the representations and warranties of the General Partner and DM Holdings II contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date) and CAPL shall have received a certificate to such effect signed by or on behalf of the General Partner and DM Holdings II. The General Partner and DM Holdings II shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and CAPL shall have received a certificate to such effect signed by or on behalf of the General Partner and DM Holdings II.

(b)No Order.  There shall be no Order.

Article VII

TERMINATION

7.1.Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)by the mutual written consent of DM Holdings II and CAPL;

(b)by DM Holdings II or CAPL, if the Closing shall not have occurred on or before the date that is thirty (30) days after the date of this Agreement; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to DM Holdings II or CAPL, as applicable, if such Party has breached or otherwise failed to perform its obligations under this Agreement in any material respect that has contributed to the failure to consummate the Closing on or before such date;

(c)by DM Holdings II, if there shall have been any material breach by CAPL of any of its representations, warranties, covenants and agreements set forth herein, which breach, (i) either individually or in the aggregate, if occurring or continuing on the Closing Date, would render impossible the satisfaction of any of the conditions set forth in Section 6.1 hereof and such breach is incapable of being remedied or (ii) if such breach is capable of being remedied, has not been remedied within ten (10) days after DM Holdings II delivers written notice of such breach to CAPL (any such written notice to refer specifically to this Section 7.1(c) and to describe such breach in reasonable detail); or

(d)by CAPL, if there shall have been any material breach by the General Partner or DM Holdings II of any of their representations, warranties, covenants and agreements set forth herein, which breach (i) either individually or in the aggregate, if occurring or continuing on the Closing Date, would render impossible the satisfaction of any of the conditions set forth in Section 6.2 hereof and such breach is incapable of being remedied or (ii) if such breach is capable of being remedied, has not been remedied within ten (10) days after CAPL delivers written notice of such breach to the General Partner and DM Holdings II (any such written notice to refer specifically to this Section 7.1(d) and to describe such breach in reasonable detail).

7.2.Procedure and Effect of Termination.

(a)In the event of termination of this Agreement pursuant to this Article VII, the terminating Party shall forthwith give written notice thereof to the other Party and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties.  Notwithstanding the foregoing, the provisions of this Section 7.2(a) and Article VIII shall survive any such termination.

(b)If this Agreement is terminated as provided herein, no Party shall have any liability or further obligation hereunder to any other Party, except that nothing herein will relieve any Party from liability (i) for any breach of this Agreement which occurred prior to or in connection with such termination or (ii) for any intentional or willful and material breach of this Agreement by such Party, and all rights and remedies of a non-breaching Party under this Agreement in the case of such intentional or willful and material breach, whether arising at law or in equity, shall be preserved.

Article VIII

MISCELLANEOUS PROVISIONS

8.1.Expenses. Unless otherwise specifically provided for herein, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the negotiation of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby.

8.2.Further Assurances. From time to time, and without further consideration, each Party will execute and deliver to the other Party such documents and take such actions as the other Party may reasonably request in order to more effectively implement and carry into effect the transactions contemplated by this Agreement, including any action that may be required for the Restructuring Common Units to be approved for listing on the New York Stock Exchange.

8.3.Assignment. No Party may assign this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Parties.

8.4.Entire Agreement, Amendments and Waiver. This Agreement, together with the other Transaction Documents and all certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, contain the entire understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, superseded or terminated only by a written instrument duly executed by the Parties specifically stating that it amends, supersedes or terminates this Agreement. Any of the terms of this Agreement and any condition to a Party’s obligations hereunder may be waived only in writing by such Party specifically stating that it waives such term or condition hereof. No waiver by a Party of any one or more conditions or defaults by the other Party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future condition or default, whether of a like or different character, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver.

8.5.Severability. Each term and provision of this Agreement is intended to be severable. If any term or provision hereof is found to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remainder of this Agreement. If any provision hereof, or the application hereof to any Person or any circumstance, is found to be illegal, invalid or unenforceable, then (a) a suitable and equitable provisions shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder hereof and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision or the application thereof in any other jurisdiction.

8.6.Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement and any other Transaction Document delivered by facsimile, e-mail or other means of electronic transmission shall have the same legal effect as delivery of an original signed copy of this Agreement or such other Transaction Document.

8.7.Governing Law, Dispute Resolution.

(a)Governing Law. This Agreement shall be governed by, enforced in accordance with, and interpreted under, the Laws of the State of Delaware, without regard to any conflict of laws rules or principles thereof that would direct the application of the Law of another jurisdiction.

(b)Negotiation. In the event of any Dispute, the Parties shall promptly seek to resolve any such Dispute by negotiations between senior executives of the Parties who have authority to settle the Dispute. When a Party believes there is a Dispute under this Agreement, then such Party will give the other Parties written notice of the Dispute. Within thirty (30) days after receipt of such notice, the receiving Parties shall submit to the notifying Party a written response to such notice. Both the notice and the response to such notice shall include (i) a statement of each Party’s position and a summary of the evidence and arguments supporting such position, and (ii) the name, title, fax number, email address and telephone number of the executive or executives who will represent the Party giving such notice or responding thereto. If the Dispute involves a claim arising out of the actions of any Person not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Dispute before submitting a written response to such notice. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute.

(c)Failure to Resolve. If a Dispute has not been resolved within sixty (60) days after the date of the response required to be given pursuant to Section 8.7(b), or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice of a Dispute denies the applicability of the provisions of Section 8.7(b) or otherwise refuses to participate under the provisions of Section 8.7(b), then, subject to the other provisions of this Agreement, either Party may pursue any remedies available to it at Law or in equity.

(d)Forum; Venue; Submission to Jurisdiction. Except as otherwise set forth in this Agreement, all actions, suits or proceedings arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby shall be heard and determined exclusively in the Court of Chancery in the State of Delaware, or, if such court does not have jurisdiction over such action, suit or proceeding, such action, suit or proceeding shall be heard and determined exclusively in any state or federal court of competent jurisdiction in the State of Delaware. Consistent with the preceding sentence, each of the General Partner, DM Holdings II and CAPL hereby (i) irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware, or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware (and the appropriate appellate courts therefrom) for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby brought by any of them, (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts and (iii) irrevocably consents to and grants any such court exclusive jurisdiction over the person of such parties and over the subject matter of such action, suit or proceeding and agrees that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 8.8 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof.

(e)Damage Limitations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NO PARTY HERETO SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY HERETO ANY AMOUNT IN RESPECT OF EXEMPLARY, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES, EXCEPT, IN EACH CASE, TO THE EXTENT SUCH DAMAGES ARE FINALLY AND JUDICIALLY DETERMINED AND PAID TO AN UNAFFILIATED THIRD PARTY. THE FOREGOING LIMITATIONS ON LIABILITY SHALL APPLY EVEN IN THE EVENT OF THE SOLE, JOINT, AND/OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE PARTY WHOSE LIABILITY IS LIMITED (EXCLUDING GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT).

(f)Jury Waivers. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8.Notices and Addresses. Any notice, request, instruction, waiver or other communication to be given hereunder by either Party shall be in writing and shall be considered duly delivered if personally delivered, mailed by certified mail with the postage prepaid (return receipt requested), sent by messenger or overnight delivery service, or sent by e-mail to the addresses of the Parties as follows:

CAPL:

CrossAmerica Partners LP

600 Hamilton Street, Suite 500

Allentown, Pennsylvania 18101

Attention: President/ CEO of the General Partner

General Partner:

CrossAmerica GP LLC

600 Hamilton Street, Suite 500

Allentown, Pennsylvania 18101

Attention: President

DM Holdings II:

Dunne Manning CAP Holdings II LLC

c/o Dunne Manning Inc.

645 Hamilton Street, Suite 500

Allentown, Pennsylvania 18101

Attention: President

or at such other address as either Party may designate by written notice to the other Party in the manner provided in this Section 8.8. Notice by mail shall be deemed to have been given and received on the third (3rd) day after posting. Notice by messenger, overnight delivery service, e-mail (with written confirmation of receipt) or personal delivery shall be deemed given on the date of actual delivery.

8.9.Press Releases. Except as may otherwise be required by securities Laws and public announcements or disclosures that are, in the reasonable opinion of the Party proposing to make the announcement or disclosure, legally required to be made, there shall be no press release or public communication concerning the transactions contemplated by this Agreement by any Party except with the prior written consent of the Parties not originating such press release or communication, which consent shall not be unreasonably withheld or delayed. The Parties shall consult in advance on the necessity for, and the timing and content of, any communications to be made to the public and, subject to legal constraints, to the form and content of any application or report to be made to any Governmental Authority that relates to the transactions contemplated by this Agreement.

8.10.Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any Third Person or entitle any Third Person to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract.

8.11.Negotiated Transaction. The provisions of this Agreement were negotiated by the Parties, and this Agreement shall be deemed to have been drafted by all Parties.

8.12.Action by CAPL. Any amendment of this Agreement, superseding document or termination of this Agreement or waiver of a provision of this Agreement as provided in Section 8.4 shall require Special Approval by the Conflicts Committee on behalf of CAPL.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CAPL:
CROSSAMERICA PARTNERS LP
By: CrossAmerica GP LLC, its general partner

By:/s/ Charles M. Nifong
Name:Charles M. Nifong
Title:President and CEO

GENERAL PARTNER:
CROSSAMERICA GP LLC

By:/s/ Charles M. Nifong
Name:Charles M. Nifong
Title:President and CEO

DM HOLDINGS II:
DUNNE MANNING CAP HOLDINGS II LLC
By: DM Partners Management Co. LLC, its Manager

By:/s/ Joseph V. Topper, Jr.
Name:Joseph V. Topper, Jr.
Title:Manager

Signature Page

Equity Restructuring Agreement